UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2023

LIFECORE BIOMEDICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-27446	94-3025618
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

3515 Lyman Boulevard
Chaska,	Minnesota	55318
(Address of principal executive offices)		(Zip Code)

(952) 368-4300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	LFCR	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 7, 2023 (the “Closing Date”), Lifecore Biomedical, Inc. (the “Company”), Camden Fruit Corp., an indirect wholly owned subsidiary of the Company (“Camden” together with the Company, the “Sellers”), Yucatan Foods, LLC, an indirect wholly owned subsidiary of the Company (“Yucatan”), and Yucatan Acquisition Holdings LLC, a wholly owned subsidiary of Flagship Food Group LLC (“Buyer” and together with Yucatan and the Sellers, the “Parties”) completed the sale (the “Yucatan Disposition”) of the Company’s avocado products business, including its Yucatan® and Cabo Fresh® brands, as well as the associated manufacturing facility and operations in Guanajuato, Mexico (the “Business”), pursuant to the terms of a securities purchase agreement executed by the Parties on February 7, 2023 (the “Securities Purchase Agreement”). Pursuant to the Securities Purchase Agreement, Buyer acquired Yucatan for a purchase price of $17.5 million in cash, subject to certain post-closing adjustments, including net working capital, at closing.

Following the Yucatan Disposition, the Company continues to grow its Lifecore Biomedical business and now has divested all of its Curation Foods segment, excluding O Olive, which it has retained.

The Securities Purchase Agreement contains customary representations, warranties and covenants. The Sellers and Buyer have agreed to indemnify the other for losses arising from certain breaches of the Securities Purchase Agreement and for certain other liabilities, subject to limitations set forth in the Securities Purchase Agreement. The representations, warranties and covenants set forth in the Securities Purchase Agreement have been made only for the purposes of the Securities Purchase Agreement and solely for the benefit of the Parties and may be subject to limitations agreed upon by the Parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the Parties under the Securities Purchase Agreement instead of establishing these matters as facts. In addition, such representations and warranties were made only as of the dates specified in the Securities Purchase Agreement and information regarding the subject matter thereof may change after the date of the Securities Purchase Agreement.

Neither the Company nor any of its affiliates (including Camden), nor any director or officer of the Company or any of its affiliates (including Camden), nor any associate of any such director or officer, has any material relationship with Buyer. The terms of the Securities Purchase Agreement, including the purchase price, were determined by arm’s length negotiations between the Parties.

In connection with the entry into the Securities Purchase Agreement, Camden also entered into a transition services agreement with Buyer, pursuant to which Camden agreed to provide certain transition services associated with the Business for up to three months following the Closing Date, in exchange for certain fees and reimbursements.

The Company used net proceeds from the Yucatan Disposition to repay borrowings under the Company’s existing credit agreements.

The foregoing descriptions of the Yucatan Disposition and the Securities Purchase Agreement do not purport to be complete and are qualified in their entirety by reference to the complete text of the Securities Purchase Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 relating to the Yucatan Disposition is incorporated herein by reference.

(d) Exhibits

Exhibit No.	Description
2.1	Securities Purchase Agreement, dated February 7, 2023, by and among Lifecore Biomedical, Inc., Yucatan Foods, LLC, Camden Fruit Corp., and Yucatan Acquisition Holdings LLC.*
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

* The schedules and other attachments to this exhibit have been omitted. The Company agrees to furnish a copy of any omitted schedules or attachments to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 7, 2023

LIFECORE BIOMEDICAL, INC.

By:	/s/ John D. Morberg
John D. Morberg
Chief Financial Officer
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